As filed with the Securities and Exchange Commission on August 13, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gentherm Incorporated

(Exact name of registrant as specified in its charter)

Michigan	95-4318554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

21680 Haggerty Rd., Suite 101 Northville, MI	48167
(Address of principal executive offices)	(Zip code)

GENTHERM INCORPORATED

2013 EQUITY INCENTIVE PLAN

(Full title of the plan)

Phillip Eyler

President and Chief Executive Officer

Gentherm Incorporated

21680 Haggerty Rd.

Northville, MI 48167

(248) 504-0500

(Name and address and telephone number, including area code, of agent for service)

Copies to:

Wayne Kauffman, Esq. Vice President and General Counsel Gentherm Incorporated 21680 Haggerty Rd. Northville, MI 48167 (248) 504-0500	Michael S. Ben, Esq. Honigman LLP 2290 First National Building 660 Woodward Ave. Detroit, Michigan 48226-3506 (313) 465-7316

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, no par value	2,450,000	$42.395	$103,867,750	$13,482.03

(1)

Represents shares of common stock issuable under the Gentherm Incorporated 2013 Equity Incentive Plan, as amended (the “Plan”), which Plan was approved by the registrant’s shareholders on May 16, 2013, amended on May 19, 2017 and further amended on May 21, 2020. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate amount of additional shares of common stock that may become issuable under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, reorganization or any other similar transaction that affects the stock so that an adjustment is appropriate in order to prevent dilution of the rights of participants under the Plan.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high ($42.89) and low ($41.90) sales price for the common stock of the registrant as quoted on The Nasdaq Global Select Market on August 7, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Gentherm Incorporated, a Michigan corporation (the “Registrant”), relating to 2,450,000 shares of its common stock, no par value (the “Common Stock”), issuable to eligible employees (including officers), directors, consultants and advisors of the Registrant under the Gentherm Incorporated 2013 Equity Incentive Plan, as amended (the “Plan”).  The Common Stock being registered hereunder is in addition to the (i) 1,184,422 shares of Common Stock registered on the Registrant’s Form S-8 filed on June 19, 2013 (Commission File No.  333-189442), (ii) the 8,578 shares of Common Stock registered on the Registrant’s Post-Effective Amendment No. 2 to Form S-8 filed on June 19, 2013 (Commission File No.  333-164990) and the Registrant’s Post-Effective Amendment No.  1 to Form S-8 filed on June 19, 2013 (Commission File No.  333-139868), (iii) 2,307,000 shares of Common Stock registered on the Registrant’s Post-Effective Amendment No. 1 to Form S-8 filed on June 19, 2013 (Commission File No.  333-181975) and the Registrant’s Post-Effective Amendment No.  1 to Form S-8 filed on June 19, 2013 (Commission File No.  333-176884) and (iv) 2,000,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on May 22, 2017 (Commission File No. 333-218155) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding the registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference.

The following documents filed with the U.S. Securities and Exchange Commission (the “Commission”) by the Registrant also are hereby incorporated herein by reference:

(a)

the Registrant’s Annual Report on Form 10-K for the year ended December  31, 2019, filed with the Commission on February 20, 2020 (including information specifically incorporated by reference therein from the Registrant’s Proxy Statement filed with the Commission on April 21, 2020, as supplemented by the Registrant’s Proxy Statement Supplement filed with the Commission on May 5, 2020);

(b)

the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the Commission on May  7, 2020, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the Commission on August 4, 2020;

(c)

the Registrant’s Current Reports on Form 8-K filed with the Commission on January  21, 2020, January 31, 2020 (together with the Current Report on Form 8-K/A filed with the Commission on February  26, 2020), March  26, 2020, April  8, 2020, April  21, 2020, May  26, 2020, June  22, 2020 and June 25, 2020; and

(d)

the description of the Registrant’s Common Stock under the caption “Description of Securities” on pages 37 through 38 of the Prospectus included in our registration statement on Form SB-2 (File No. 33-61702-LA) effective June 10, 1993, as filed with the Commission pursuant to the Securities Act and incorporated by reference into our initial registration statement on Form 8-A filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as amended by the description of the Common Stock contained in Exhibit 4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, and as further amended by any subsequent amendment or report filed for the purpose of updating such description.

In addition, all documents the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, are incorporated herein by reference and are a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Articles of Incorporation of Gentherm Incorporated, incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 5, 2018

4.2	Amended and Restated Bylaws of Gentherm Incorporated, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 26, 2016

4.3	Gentherm Incorporated 2013 Equity Incentive Plan, incorporated herein by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 22, 2013

4.4	Amendment to Gentherm Incorporated 2013 Equity Incentive Plan, incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 19, 2017

4.5	Second Amendment to Gentherm Incorporated 2013 Equity Incentive Plan, incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 26, 2020

5.1*	Opinion of Honigman LLP

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Honigman LLP (included in its opinion filed as Exhibit 5.1 to this Registration Statement)

24.1*	Power of Attorney (included after the signature of the Registrant contained in this Registration Statement)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northville, State of Michigan, on August 13, 2020.

GENTHERM INCORPORATED

By:	/s/ PHILLIP EYLER

Phillip Eyler
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Phillip Eyler and Matteo Anversa as his or her true and lawful attorneys-in-fact and agents with full power of substitution, severally, for him or her in any and all capacities, to sign the Registration Statement on Form S-8 of Gentherm Incorporated, and any or all amendments (including post-effective amendments thereto), which relates to the registration and issuance of the Common Stock pursuant to the Gentherm Incorporated 2013 Equity Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PHILLIP EYLER	Director, President	August 13, 2020
Phillip Eyler	and Chief Executive Officer (Principal Executive Officer)

/s/ MATTEO ANVERSA	Executive Vice President, Chief Financial Officer	August 13, 2020
Matteo Anversa	and Treasurer (Principal Financial Officer)

/s/ JENNIFER ZOLDOS	Chief Accounting Officer	August 13, 2020
Jennifer Zoldos	(Principal Accounting Officer)

/s/ SOPHIE DESORMIÈRE	Director	August 13, 2020
Sophie Desormière

/s/ YVONNE HAO	Director	August 13, 2020
Yvonne Hao

/s/ DAVID HEINZMANN	Director	August 13, 2020
David Heinzmann

[SIGNATURE PAGE TO S-8 REGISTRATION STATEMENT]

/s/ RONALD HUNDZINSKI	Director	August 13, 2020
Ronald Hundzinski

/s/ CHARLES KUMMETH	Director	August 13, 2020
Charles Kummeth

/s/ BYRON SHAW II	Director	August 13, 2020
Byron Shaw II

/s/ JOHN STACEY	Director	August 13, 2020
John Stacey

[SIGNATURE PAGE TO S-8 REGISTRATION STATEMENT]